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                                                                    EXHIBIT 3.10

                               CODE OF REGULATIONS

                                       OF

                         DANIEL P. RICHFIELD, M.D., INC.

adopted by its shareholders entitled to" vote for the government of the corporation;

                                   ARTICLE I.

                            MEETINGS OF SHAREHOLDERS

     (a) ANNUAL MEETINGS. The annual meeting of the shareholders of this corporation shall be held at the principal office of the corporation, in Cincinnati, Ohio, on the last day of January of each year, at 2:00 o'clock, P.M., if not a legal holiday, but if a legal holiday, then on the day following at the same hour. The first annual meeting of the corporation shall be held in 1970.

     (b) SPECIAL MEETINGS. Special meetings of the shareholders of this corporation shall be called by the Secretary, pursuant to a. resolution of the Board of Directors, or upon the written request of two directors, or by shareholders representing 25% of the shares issued and entitled to vote. Calls for special meetings shall specify the time, place and object or objects thereof, and no business other than that specified in the call therefor shall be considered at any such meetings.

     (c) NOTICE OF MEETINGS. A written or printed notice of the annual or any special meeting of the shareholders, stating the time and place, and in case of special meetings, the objects thereof/ shall be given to each shareholder entitled to vote at such meeting appearing on the books of the corporation by mailing same to his address as the same appears on the records of the corporation or of its Transfer Agent, or Agents, at least ten (10) days before any such meeting; provided, however, that no failure or irregularity of notice of any annual meeting shall invalidate the same or any proceeding thereat.

     All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the books of the Corporation and notice so given shall be sufficient notice to all the holders of such shares,

     (d) QUORUM. A majority in number of the shares authorized, issued and outstanding, represented by the holders of record thereof, in person or by proxy, shall be requisite to constitute a quorum at any meeting of the shareholders, but less than such majority may adjourn the meeting of shareholders from time to time and at any such adjourned meeting any business may be transacted which might have been transacted if the meeting had been originally called.

     (e) PROXIES. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy appointed

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by an instrument in writing, subscribed by such shareholder, or by his duly authorized attorney, and submitted to the Secretary at or before such meeting.

                                   ARTICLE II.

                                      SEAL

     The seal of -the- corporation shall be 'circular, about two inches in diameter, with the name of the corporation engraved around the margin and the word "SEAL" engraved across the center. It shall remain in the custody of the Secretary, and it or a facsimile thereof shall be affixed to all certificates of the corporation's shares. If deemed advisable by the Board of Directors, a duplicate sea.! may be kept and used by any other officer of the corporation/ or by any Transfer Agent of its shares.

                                  ARTICLE III.

                                     SHARES

     SECTION 1. CERTIFICATES. Certificates evidencing ownership of shares of the corporation shall he issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number/ the signature of the President or Vice-President, and of the Secretary or an Assistant Secretary/ the seal of the corporation and such recitals as may be required by law. The certificates for shares shall be of such tenor and design as the Board of Directors from time to time may adopt.

     SECTION 2. TRANSFERS. (a) The shares may be transferred on the proper books of the corporation by the registered holders thereof, or by their attorneys legally constituted, or their legal representative by surrender of the certificate therefor for cancellation and a written assignment of the shares evidenced thereby. The Board of Directors may, from time to time/ appoint such Transfer Agents or Registrars of. shares as it may deem advisable, and may define their powers and duties.

     (b) All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the corporation shall be executed for and in the name of the corporation by any two of the following officers, to wit: the President or a Vice President, and the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary; or by any person or persons thereunto authorized by the Board of Directors.

     SECTION 3. LOST CERTIFICATES. The Board of Directors may order a new certificate or certificates of shares to be issued in place of any certificate or certificates alleged to have been lost or destroyed but in every case the owner of the lost certificate or certificates shall first cause to be given to the corporation a bond, with surety or sureties satisfactory to the corporation in such sum as said Board of Directors may in its discretion deem sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificate save upon the

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order of some court having jurisdiction in such matters pursuant to the statute made and provided, or the Board of Directors may accept the indemnity of the shareholder without a surety. The Board of Directors, in. its discretion,, may waive the requiring of a surety to indemnify this corporation upon issuing a certificate to replace a list certificate and instead of such surety accept the personal guarantee of the shareholder to whom said new certificate is being issued.

     SECTION 4. CLOSING OF TRANSFER BOOKS. The share transfer books of the corporation may be closed by order of the Board of Directors for a period not exceeding ten (10) days prior to any meeting of the shareholders, and for a period not exceeding ten (10) days prior to the payment of any dividend. The times during which the books may be closed shall, from time to time, be fixed by the Board of Directors.

     SECTION 5. RESTRICTIONS ON TRANSFER. No present or future stockholder of the corporation or his executor, administrator or personal representative shall encumber or dispose of the stock of the corporation which he now owns or may hereafter acquire, except as follow

     (a) Bequest or Gift. Any stockholder may transfer any part or all of such stock by testate direction or intestate distribution at the time of his death to or for the benefit of any person or persons, or by gift to, or in trust for the benefit of, himself, his spouse, his parent or parents, or any descendant or descendants of his. In case of any such transfer the legatees, heirs/ next of kin, donees, or other transferees shall receive and hold such stock subject to the restriction on encumbrance and disposition set forth in this Section 5 of
Article III of the Code of Regulations.

     (b) Sale. Any stockholder who desires to sell all or any part of such stock shall first offer in writing such stock for sale to the corporation at the same price and upon the same terms offered to such stockholder by a bona fide prospective purchaser of such shares* The corporation shall have the option for ten (10) days after its receipt of such written offer to accept such offer. If, within such ten-day period, the corporation shall fail to accept such offer in its entirety, its option hereunder as to such offer shall terminate. There upon the stockholder so desiring to sell all or part of his stock shall make the same offer (being an offer in writing to sell such stock at the same price and upon the same terms offered to such stockholder by a bona fide prospective purchaser of such shares) to all of the other then stockholders of the corporation (as a group) and shall give written notice of such offer to all of the other then stockholders. Such other stockholders shall have the option for thirty (30) days after their receipt of such written offer to accept such offer in such proportions among themselves as they may agree, and if they do not agree, then each such stockholder who desires to accept such offer shall have the right to purchase such a fraction of such shares of stock as is computed as follows:

     (i) The numerator of the fraction shall be the number corresponding to the number of shares of stock of the corporation then owned by such stockholder who desires to accept such offer;

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     (ii) The denominator of such fraction shall be the number corresponding to the sum of all of the shares of stock then owned by all of the then stockholders who desire to accept such offer;

provided, however, that no stockholder shall have the right to purchase any part of the shares so offered for sale unless all of such shares so offered for sale are purchased, pursuant to such offer, by one or more of such offeree stockholders.

     If no stockholder or stockholders exercise such option within the aforesaid thirty-day period, then the stockholder so desiring to sell part or all of his stock shall have the right for a period ending on the sixtieth (60th) day after the expiration of the aforesaid thirty-day period, to sell such stock to, and only to, the aforesaid bona fide prospective purchaser in the same quantity, at the same price, and upon the same terms as were offered to the other stockholders and/or the corporation. Upon the expiration of such sixty (60) day period, if such stockholder does not sell such stock, all of the restrictions imposed by this Section 5 of Article III of the Code of Regulation; shall apply to all of the stock owned by such stockholder.

     (c) Imprint on Certificates. All stock certificates shall have the following language typed upon the face of said certificates:

           "SUBJECT TO RESTRICTIONS IMPOSED BY ARTICLE III, SECTION 5
                OP THE CODE OF REGULATIONS OF THIS CORPORATION."

                                   ARTICLE IV.

                                    DIRECTORS

     The number of members of the Board of Directors shall be determined pursuant to law, by resolution of the shareholders entitled to vote, but shall not be less than three (3) members. The election of directors shall be held at the annual meeting of the shareholders, or at a special meeting called for that purpose.

     Directors shall hold office until the expiration of the terra for which they were elected and shall continue in office until their respective successors shall have been duly elected and qualified.

                                   ARTICLE V.

                             VACANCIES IN THE BOARD

     A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless some other time is specified therein. In case of any vacancy in the Board of Directors, through death, resignation, disqualification, or other cause deemed sufficient by the Board, the remaining directors, though less than a majority of the whole board, by affirmative vote of a majority of those present at any duly convened meeting may, except as hereinafter provided, elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election and qualification of a successor.

                                   ARTICLE VI.

                                REGULAR MEETINGS

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                                  ARTICLE XIII.

                                    OFFICERS

     The officers of this corporation shall be a President, who shall be a director, and also a Vice-President, a Secretary and a Treasurer, who may or may not be directors. Said officers shall be chosen by. the Board of Directors, and shall hold office for one year, and until their successors are elected and qualified. Additional Vice-presidents may be elected from time to time as determined by the Directors who may also appoint one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other offices and agents of the corporation as it may from time to time determine.

     Any officer or employee elected or appointed by the Board of Directors, other than that of directors, may be removed at any time upon vote of the majority of the whole Board of Directors.

     The same person may hold more than one office, other than that of President and Vice-President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer.

     In case of the absence of any officer of the corporation, or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any directors, provided a majority of the whole Board of Directors concur therein.

                                  ARTICLE XIV.

                               DUTIES OF OFFICERS

     (a) President. The President shall preside at all meetings of shareholders and directors. He shall exercise, subject to the control of the Board of Directors and the shareholders of the corporation, a general supervision over the affairs of the corporation, and shall perform generally all duties incident to the office and such other duties as may b(pound) assigned to him from time to time by the Board of Directors.

     (b) Vice-president. The Vice-president shall perform all duties of the President in his absence or during his inability to act, and shall have such other and further powers, and shall perform such other and further duties as may be assigned to him by the Board of Directors.

     (c) Secretary. The Secretary shall keep the minutes of all proceedings of the Board of Directors and of the shareholders and make a proper record of same, which shall be attested by him. He shall keep such books as may be required by the Board of Directors, and shall take charge of the seal of the corporation/ and generally per form such other and further duties as may be required by the Board of Directors.

     (d) Treasurer. The Treasurer shall have the custody of the funds and securities of the corporation, which may come into his hands, and

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shall do with the same as may be ordered by the Board of Directors. When necessary or proper, he may endorse on behalf of the corporation for collection, checks, notes and other obligations. He shall deposit the funds of the corporation to its credit in such banks and depositories as the Board of Directors may, from time to time, designate. He shall submit to the annual meeting of the shareholders, a statement of the financial condition of the corporation, and whenever required by the Board of Directors/ shall make and render a statement of his accounts, and such other statements as may be required. He shall keep in books of the corporation, full and accurate accounts of all monies received and paid by him for account of the corporation. He shall perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

                                   ARTICLE XV.

                                ORDER OF BUSINESS

     1. Call meeting to order.
     2. Selection of chairman and secretary
     3. Proof of notice of meeting.
     4. Roll call, including filing of proxies with secretary.
     5. Appointment of tellers.
     6. Reading and disposal of previously unapproved minutes.
     7. Reports of officers and committees.
     8. If annual meeting, or meeting called for that purpose, election of directors.
     9. Unfinished business.
    10. New Business
    11. Adjournment.

     This order may be changed by the affirmative vote of a majority in interest of the shareholders present.

                                  ARTICLE XVI.

                                   AMENDMENTS

     These regulations may be adopted, amended, or repealed by the affirmative vote of a majority of the shares empowered to vote thereon at any meeting called and held for that purpose, notice of which meeting has been given pursuant to law, or without a meeting by the written assent of the owners of two-thirds of the shares of the corporation entitled to vote thereon.

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            SHAREHOLDER ACTION BY UNANIMOUS WRITTEN CONSENT

                               IN LIEU OF MEETING

                                                                Cincinnati, Ohio

                                                                  March 18, 1993

     The undersigned, being the sole shareholder of DANIEL F, RICHFIELD, M.D., INC., does hereby affirmatively vote for, consent to, adopt and approve the following resolution:

     RESOLVED, that ARTICLE IV - Directors, of the Code of Regulations be amended in its entirety to read as follows:

                             ARTICLE IV - DIRECTORS.

     The number of members of the Board of Directors shall be determined pursuant to law, or by resolution of the shareholders entitled to vote, and shall not be less than one (1) member if there is one (1) shareholder, two (2) members if there are two (2) shareholders, or three (3) members if three (3) or more shareholders. The election of directors shall be held at the annual meeting of the shareholders, or at a special meeting called for that purpose.

     Directors shall hold office until the expiration of the term for which they were elected and shall continue in office until their respective successors shall have been duly elected and qualified.


                                                /s/ David R. Barron MD
                                                --------------------------------
                                                David R. Barron, M.D.,
                                                Sole Shareholder

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                           AMERIPATH CINCINNATI, INC.

                             AMENDMENT TO THE BYLAWS

     The sole shareholder of AmeriPath. Cincinnati, Lie. (the "Corporation") adopted a resolution on November 29,2001 that amended the Bylaws of the Corporation as follows:

     The first sentence of Article XIII is deleted its entirety and replaced with a new sentence to read as follows:

     "The officers of this corporation shall be a. President, a Vice-President, a Secretary and a Treasurer, who may or may not be directors,".

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[SEAL]

                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                             BENO MICHEL, M.D., INC.

     JAMES C. NEW, who is the President, and ROBERT P. WYNN, who is the Secretary of BENO MICHEL, M.D, INC, an Ohio professional association for profit (the "Corporation"), do hereby certify that in a writing signed by all the members of the Board of Directors and the sole Shareholder who would be entitled to a notice of a meeting held for such purpose, the following resolution was adopted to amend the Articles:

          "RESOLVED, that the Corporation change iu name to AMERIPATH CLEVELAND, INC and that the Articles of Incorporation of the Corporation as presently in effect be, and hereby are, amended to effect such change."

     IN WITNESS WHEREOF, the above-named officers, acting and on behalf of the corporation have hereunto subscribed their names this 31 day of October, 1996,


                                                By: /s/ James C. New
                                                    ---------------------------
                                                     JAMES C. NEW, President

                                                By: /s/ Robert P. Wynn
                                                    ---------------------------
                                                     ROBERT P. WYNN, Secretary

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[ILLEGIBLE]

     FIFTH. The amount of capital with which the Association will begin business shall be FIVE HUNDRED DOLLARS ($500.00).

     SIXTH. Shares of the Association shall be issued only to persoins duly licensed or otherwise legally authorised to render professional medical services

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     SEVENTH A director or officer of the Association shall not be disqualified from dealing or contracting with the Association as vendor, purchaser, employee, agent or otherwise nor shall any transaction, contract or other act of the Association be void or voidable or in any way affected or invalidated by the fact that any director or officer or any firm in which such director or officer is a shareholder, director or officer is in any way interested in such transaction, contract or other act, provided the fact that such director, officer, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors at which action upon any such transaction, contract or other act shall be taken nor shall any such director or officer be accountable or responsible to the Association for or in respect to any such transaction, contract or other act shall be taken nor shall any such director or officer be accountable or responsible to the Association for or in respect to any such transaction, contract or other act of the Association or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer is interested in such transaction, contract or other act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Association which shall authorize or take action in respect to any such transaction, contract or other act, and may vote thereat to authorize, ratify or approve any such transaction, contract or other act, with like force and effect as if he or any firm of which he is a shareholder, director or officer were not interested in such transaction, contract or act.

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     EIGHT. Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, weiver or release of the holders of shares entitling them to exercise two thirds, or any other proportion of the voting power of the Association or any class or classes of shares thereof, such action, unless otherwise expressly required by statute or ny these Articles of Incorporation, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Association or of such class or classes.

     In WITNESS WHEREOF, undersigned has hereunto subscribed its name this 9th day of April, 1976

                                          BENO MICHEL, M.D., INC.

                                          By: 2112 East Ohio Service Corp.

                                            By: /s/ Stephen S. Kadish
                                                -----------------------------
                                                Stephen S. Kadish, President